Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.   20549

                                    FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              LUBY'S CAFETERIAS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                        74-1335253
    (State of Incorporation)               (I.R.S. Employer Identification No.)

   2211 N.E. Loop 410, P.O. Box 33069, San Antonio, Texas       78265-3069
   (Address of Principal Executive Offices)                     (Zip Code)

                          LUBY'S INCENTIVE STOCK PLAN
                             (Full title of Plan)

Laura M. Bishop                                  with copies to:
Senior Vice President                            James R. Hale
and Chief Financial Officer                      or Drew R. Fuller, Jr.
Luby's Cafeterias, Inc.                          Cauthorn Hale Hornberger Fuller
2211 N.E. Loop 410                               Sheehan & Becker, Incorporated
Post Office Box 33069                            700 North St. Mary's Street,
San Antonio, Texas 78265-3069                    Suite 620
                                                 San Antonio, Texas 78205

(Names and addresses of agents for service)

     (210)  654-9000                             (210) 271-1700
     (Telephone numbers, including area codes, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             maximum        maximum
Securities           Amount          offering       aggregate     Amount of
to be                to be           price per      offering      registration
Registered           Registerd       share          price         fee
_______________________________________________________________________________
                       (1)             (2)            (2)
Common Stock, par
Value, $.32 per
Share                2,500,000       $15.75        $39,375,000    $10,946.25

(1) Plus such indeterminate number of additional shares of Common Stock as may be issuable by reason of the operation of the antidilution provisions of awards granted under the Plan.

(2) In accordance with Rule 457(c), computed upon the basis of the average of the high and low prices of the Company's common stock as reported in the consolidated reporting system, on January 5, 1999, which price is used solely for the purpose of calculating the registration fee.

                                   PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Luby's Cafeterias, Inc. is referred to herein as the "Company," and Luby's Incentive Stock Plan is referred to herein as the "Plan." The documents listed below are incorporated by reference in this registration statement:

     The Company's Annual Report on Form 10-K for the fiscal year ended
August 31, 1998; Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1998; and all other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since August 31, 1998 are hereby incorporated herein by reference. The shares of common stock registered pursuant to this registration statement of which the prospectus is a part are of the same class of securities of the Company currently registered under Section 12 of the Exchange Act. The descriptions of the common stock contained in previous registration statements, as amended by any amendment or reports filed which update such registration statements, and as amended by the Company's Certificate of Incorporation and all amendments thereto, are hereby incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a),13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the Company have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     No expert or counsel for the Company has an interest in the Company which exceeds Fifty Thousand Dollars ($50,000.00).

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matters as to which such person shall have been adjudged liable to the corporation, except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     The Company's Certificate of Incorporation and Bylaws, including all amendments thereto, require the Company to indemnify the Company's directors to the maximum extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, the Company may change the standard of indemnification only to the extent that such amended statute or law permits the Company to provide broader indemnification rights to the Company's directors. Pursuant to employment agreements entered into in the normal course of business by the Company with its executive officers and certain other key employees, the Company may be required to indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under its Certificate of Incorporation and Bylaws, including all amendments thereto. The Company's Certificate of Incorporation and Bylaws, each as amended, limit the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

Item 7.  Exemption from Registration Claimed.

     No restricted securities are to be reoffered or resold pursuant to this registration statement.

Item 8.  Exhibits.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

    Number     Description

      4 Certificate of Incorporation of the Company as currently in effect, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1994; and Bylaws of the Company as currently in effect, filed as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, are incorporated herein by reference.

      5 Opinion of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, as to the legality of the common stock of the Company to be registered hereunder.

     23.1 Consent of Cauthorn Hale Hornberger Fuller Sheehan & Becker, Incorporated (incorporated within Exhibit Number 5 hereof).

     23.2      Consent of Ernst & Young LLP.

     24 Power of Attorney (included as part of the signature page of this registration statement).

     99.1 Description of common stock of the Company contained in Form 8-A, filed April 17, 1991, as amended by the Certificate of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1994, are incorporated herein by reference.

    99.2 The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, is incorporated herein by reference.

    99.3 The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1998, is incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (or the most recent post-effective amendment thereof);

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment to this registration statement by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference therein.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3or Rule 14c-3 under the Exchange Act , and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, as of the 8th day of January, 1999.

                                        LUBY'S CAFETERIAS, INC.


                                        By: LAURA M. BISHOP
                                            ________________________________
                                            Laura M. Bishop,
                                            Senior Vice President
                                            and Chief Financial Officer

     We, the undersigned officers and directors of Luby's Cafeterias, Inc. (the "Company"), hereby severally appoint Barry J.C. Parker or Laura M. Bishop and each of them, agent and attorney-in-fact to sign for us, and in our names in the capacities indicated below, a registration statement on Form S-8 relating to certain shares of the Company's common stock, and any and all amendments to such registration statement, for the purpose of registering such shares under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

     Witness our hands on the respective dates set forth below.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature and Date                           Name and Title

DAVID B. DAVISS                              David B. Daviss
____________________________                 Chairman of the Board and
January 8, 1999                              Director


BARRY J.C. PARKER                            Barry J.C. Parker
____________________________                 President, Chief Executive
January 8, 1999                              Officer, and Director


LAURA M. BISHOP                              Laura M. Bishop
____________________________                 Senior Vice President
January 8, 1999                              and Chief Financial Officer


PAULA Y. GOLD-WILLIAMS                       Paula Y. Gold-Williams
____________________________                 Controller
January 8, 1999


RONALD K. CALGAARD                           Ronald K. Calgaard, Director
____________________________
January 8, 1999


LAURO F. CAVAZOS                             Lauro F. Cavazos, Director
____________________________
January 8, 1999


JUDITH B. CRAVEN                             Judith B. Craven, Director
____________________________
January 8, 1999


ARTHUR R. EMERSON                            Arthur R. Emerson, Director
____________________________
January 8, 1999


ROGER R. HEMMINGHAUS                         Roger R. Hemminghaus, Director
____________________________
January 8, 1999


JOHN B. LAHOURCADE                           John B. Lahourcade, Director
____________________________
January 8, 1999


WALTER J. SALMON                             Walter J. Salmon, Director
____________________________
January 8, 1999


GEORGE H. WENGLEIN                           George H. Wenglein, Director
____________________________
January 8, 1999


JOANNE WINIK                                 Joanne Winik, Director
_____________________________
January 8, 1999

                                 EXHIBIT INDEX

 Exhibit
  Number      Description                                               Page

    4 Certificate of Incorporation of the Company as currently in effect, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1994; and Bylaws of the Company as currently in effect, filed as Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, are incorporated herein by reference.

    5 Opinion of Cauthorn Hale Hornberger Fuller Sheehan & Becker Incorporated, as to the legality of the common stock of the Company to be registered hereunder.

   23.1 Consent of Cauthorn Hale Hornberger Fuller Sheehan & Becker, Incorporated (incorporated within Exhibit
              Number 5 hereof).

   23.2       Consent of Ernst & Young LLP.

   24 Power of Attorney (included as part of the signature page of this registration statement).

   99.1 Description of common stock of the Company contained in Form 8-A, dated December 19, 1973, as amended by the Certificate of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended
              February 28, 1994, are incorporated herein by reference.

   99.2 The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, is incorporated herein by reference.

   99.3 The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1998, is incorporated herein by reference.